PRESS RELEASE

SOUTHWEST BANCORPORATION OF TEXAS, INC.
ANNOUNCES MAJOR INITIATIVES IN DALLAS

To Merge with Lone Star Bank; Well-Known Banker Joins Team

     DALLAS and HOUSTON – Oct. 27, 2003 – Southwest Bancorporation of Texas, Inc. (NASDAQ: SWBT) announced today that it has taken major steps in its expansion plans through a definitive agreement to merge with Reunion Bancshares, Inc., parent of Lone Star Bank in Dallas. Additionally, the Company announced that Terry Kelley, a veteran Dallas banker, is joining the leadership team as Chairman of the Dallas/Fort Worth region.

     “By joining forces, these are two great banks that are making a major commitment to Metroplex businesses and individuals who want strong, independent Texas banking,” said Paul B. Murphy, Jr., CEO of Southwest Bank of Texas. “Our solid track records of customer-focused solutions will meet the financial needs of those in this region by bringing convenient locations and a leadership team that is entrenched in this market as well as Southwest’s leading edge technology. We believe we will be offering an approach to banking that Texans appreciate.”

     He added: “I could not be more pleased that Terry Kelley and Joe Goyne will be leading our team in the Metroplex. There is probably not a better known banker in Dallas than Terry Kelley who served the market as Chairman of BankOne and was a co-founder of Team Bank. Joe Goyne, who has driven the growth and success of Lone Star, will join us as president of the Dallas area.”

     Formed in 1976 as Reunion Bank, Lone Star has five banking center locations in the prime growth areas of Dallas, $216 million in assets and more than 50 employees. The merger will be a cash transaction with $43.5 million paid at closing and $6.5 million to be deposited in an escrow account to cover the performance of the loan portfolio and other potential liabilities over a three-year period. Since a portion of the total consideration will be deferred, the price as a multiple of book value will be between 2.53 and 2.91 based on September 30, 2003 financials. The price to earnings range will be between 25.4 to 29.2 times the last 12 months earnings. At the close of the merger, which is expected to close in the first quarter of 2004, Southwest Bank of Texas will have approximately 1,800 employees, approximately $5.8 billion in assets and 49 banking centers in Texas. The transaction will be subject to shareholder approval.

     “Having become the third largest independent bank in Texas in just 13 years, we believe we offer a unique approach to banking,” said Scott McLean, president of Southwest Bank of Texas and formerly president of Texas Commerce Bank, now JPMorgan Chase, in Dallas and Houston. “The Metroplex and Houston are similar banking markets with global, money center banks having large marketshares. That is comfortable for us because customers can clearly see a difference in our service, products and how we make decisions.”

     He continued: “Over the last 12 months, our reception in this region has been exceptional. Already 40 Dallas/Fort Worth businesses have selected us for new banking relationships which have resulted in over $100 million in new business loans.”

     Kelley, who will oversee the Bank’s growth in the Metroplex, added: “The fact that Southwest Bank of Texas has grown so dramatically since its inception in 1990 is a tribute to their unwavering belief that the customer comes first. Having worked with customers in the Metroplex for almost 30 years, Joe and I believe that consumers and businesses are excited about having a Texas-based bank that is vibrant and innovative.”

     Said Goyne: “Our type of customer-focused banking fits right in with the culture and performance of Southwest Bank of Texas. They have big bank expertise and products that are provided with a relationship approach to banking and involvement in the community that can’t be beat. These initiatives are truly going to launch a different type of banking in the Metroplex.”

     Kelley, who has over 30 years of banking experience in Texas, was a co-founder of Team Bank which grew to over $5 billion in assets before being purchased by Bank One in 1993. He most recently was chairman and CEO of Bank One’s southern region which included Texas, Oklahoma and Louisiana. He is past president of the Salesmanship Club of Dallas and serves as a director of Texas Health Resources, the Texas Methodist Foundation, the Baylor Oral Health Foundation and a former active member of the Dallas Citizens Council. He will remain as vice chairman of the National Enterprise for Educational Accountability and Just for the Kids. He is a graduate of Lamar University and the Graduate School of Banking at Southern Methodist University.

     Goyne, a banker in the Dallas area for 28 years, was vice chairman of Comerica Bank-Texas and was instrumental in the development and growth of Grand Bancshares. Most recently he has been President and CEO of Lone Star and its holding company. He is a member of the board and executive committee of the Metropolitan YMCA, and founded the Historic Preservation League. He is a graduate of Hendrix College where he was a trustee for eight years.

     A conference call to discuss the merger will be held on Tuesday, Oct. 28, 2003 at 10:30 a.m. CST. The call is available by dialing 1-877-282-2315 and referencing “Southwest Bank of Texas.”

     To view a presentation on the merger with Lone Star, please visit www.swbanktx.com, About Us, Investor Relations, Presentations.

     Southwest Bancorporation of Texas, Inc., the parent company of Southwest Bank of Texas N.A. is the largest independent bank holding company headquartered in Houston, Texas, and the third largest independent bank in Texas. The Company focuses on commercial lending, treasury management and investment services for businesses in the southwest, private financial management and trust services for families and individuals, and retail and mortgage banking services. The Company, with $5.66 billion in assets, has 44 full-service branches located throughout the Houston metropolitan area and a loan production office in Dallas.

Certain of the matters discussed in this press release may constitute forward-looking statements for the purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Southwest Bancorporation of Texas, Inc. (the “Company”) to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipated,” “intend,” “plan,” “believe,” “seek,” “estimate,” and similar expressions are intended to identify such forward-looking statements. The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation: (a) the effects of future economic conditions on the Company and its customers; (b) governmental monetary and fiscal policies, as well as legislative and regulatory changes; (c) the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks; (d) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet; and (e) the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities. All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements.

Contacts:

Randy Meyer, EVP & CFO 713-235-8832 rmeyer@swbanktx.com	Joe Goyne, CEO and President Lone Star Bank 214-956-9000

Sarah Peterson, SVP Corporate Communications 713-232-1115 speterson@swbanktx.com

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